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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
PETCO ANIMAL SUPPLIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PETCO ANIMAL SUPPLIES, INC.
9125 REHCO ROAD
SAN DIEGO, CALIFORNIA 92121

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 4, 2003

To the Stockholders of PETCO Animal Supplies, Inc.:

        You are cordially invited to attend the Annual Meeting of Stockholders (the "Annual Meeting") of PETCO Animal Supplies, Inc., a Delaware corporation (the "Company"). The meeting will be held at the Marriott San Diego Del Mar, 11966 El Camino Real, San Diego, California 92130, on Wednesday, June 4, 2003, at 10:00 a.m., local time, for the following purposes:

  1.
  To elect three directors to hold office until the 2006 Annual Meeting of Stockholders;

  2.
  To approve the PETCO Animal Supplies, Inc. Executive Incentive Bonus Plan; and

  3.
  To conduct any other business properly brought before the meeting.

        These items of business are more fully described in the Proxy Statement accompanying this Notice.

        The record date for the Annual Meeting is April 25, 2003. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

                      By Order of the Board of Directors,

                      James M. Myers
                      Secretary

San Diego, California
May 16, 2003

IMPORTANT

YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY, OR VOTE OVER THE TELEPHONE OR THE INTERNET AS INSTRUCTED IN THESE MATERIALS, AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR YOUR CONVENIENCE. EVEN IF YOU HAVE VOTED BY PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN A PROXY ISSUED IN YOUR NAME FROM THAT RECORD HOLDER.

THANK YOU FOR ACTING PROMPTLY.

PETCO ANIMAL SUPPLIES, INC.
9125 REHCO ROAD
SAN DIEGO, CALIFORNIA 92121

PROXY STATEMENT
FOR THE 2003 ANNUAL MEETING OF STOCKHOLDERS

JUNE 4, 2003

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

        This proxy statement and the enclosed proxy card was sent to you because the board of directors of PETCO Animal Supplies, Inc. (sometimes referred to as the "Company" or "PETCO") is soliciting your proxy to vote at the 2003 Annual Meeting of Stockholders of PETCO to be held at the Marriott San Diego Del Mar, 11966 El Camino Real, San Diego, California 92130, on Wednesday, June 4, 2003, at 10:00 a.m., local time. You are invited to attend the annual meeting, and PETCO requests that you vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or on the Internet.

        PETCO intends to mail this proxy statement and accompanying proxy card on or about May 16, 2003, to all stockholders of record entitled to vote at the annual meeting.

What am I voting on?

        There are two matters scheduled for a vote:

  •
  the election of three directors to serve until the 2006 Annual Meeting of Stockholders and until their successors are duly elected and qualified; and

  •
  the approval of the PETCO Animal Supplies, Inc. Executive Incentive Bonus Plan.

        PETCO's board of directors is not aware of any other business that will be presented for consideration at the annual meeting.

Who is entitled to vote at the annual meeting?

        Only stockholders of record at the close of business on April 25, 2003 will be entitled to vote at the annual meeting. On this record date, there were 57,391,317 shares of common stock outstanding and entitled to vote at the annual meeting.

Am I a stockholder of record?

        If on April 25, 2003 your shares were registered directly in your name with PETCO's transfer agent, American Stock Transfer and Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, PETCO urges you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted.

What if my PETCO shares are not registered directly in my name but are held in "street name"?

        If on April 25, 2003 your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in "street name" and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

If I am a stockholder of record of PETCO shares, how do I cast my vote?

        If you are a stockholder of record, you may vote in person at the annual meeting or you may vote by proxy using the enclosed proxy card, over the telephone or on the Internet, as follows:

  •
  To vote in person, come to the annual meeting and PETCO will give you a ballot when you arrive.

  •
  To vote using the proxy card, complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to PETCO before the annual meeting, the proxy holders will vote your shares as you direct.

  •
  To vote over the telephone, dial the toll-free phone number on your proxy card next to the heading "TELEPHONE" using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number, account number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m. Eastern Standard Time on June 3, 2003 to be counted.

  •
  To vote on the Internet, go to www.voteproxy.com to complete an electronic proxy card. You will be asked to provide the company number, account number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m. Eastern Standard Time on June 3, 2003 to be counted.

        You may either vote "FOR" all the nominees to the board of directors, withhold authority to vote for all the nominees or withhold authority to vote for any nominee you specify. With respect to the PETCO Animal Supplies, Inc. Executive Incentive Bonus Plan, you may vote "FOR" or "AGAINST" or abstain from voting.

        Whether or not you plan to attend the meeting, PETCO urges you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.

If I am a beneficial owner of PETCO shares, how do I vote?

        If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization or agent rather than from PETCO. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

PETCO provides Internet proxy voting to allow you to vote your shares on-line, with procedures designed to ensure the authenticity and correctness of your proxy instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How many votes are needed to approve each proposal?

  •
  For the election of directors, the three nominees receiving the most "FOR" votes (among votes properly cast in person or by proxy) will be elected. Broker non-votes will have no effect.

  •
  To be approved, the PETCO Animal Supplies, Inc. Executive Incentive Bonus Plan must receive "FOR" votes from a majority of the shares present in person or by proxy and entitled to vote at the meeting. If you "Abstain" from voting, it will have the same effect as an "AGAINST" vote. Broker non-votes will have no effect.

How many votes do I have?

        On each matter to be voted upon, you have one vote for each share of common stock of PETCO you own as of April 25, 2003.

How are votes counted?

        Votes will be counted by the inspector of election appointed for the meeting, who will separately count "FOR" and "AGAINST" votes, abstentions and broker non-votes ("broker non-votes" occur when shares held by brokers or nominees for beneficial owners are voted on some matters but not on others). Abstentions will be counted towards the vote total for each proposal, and will have the same effect as "AGAINST" votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

What is the quorum requirement?

        A quorum of stockholders is necessary to hold a valid meeting. The presence, in person or by proxy, of the holders of a majority of the shares of common stock entitled to vote at the annual meeting will constitute a quorum to conduct business at the annual meeting. Proxies received but marked as abstentions or broker non-votes will be included in the calculation of the number of shares considered to be present at the annual meeting. If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.

What does it mean if I receive more than one proxy card?

        If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

What if I return a proxy card but do not make specific choices?

        If you return a signed and dated proxy card without marking any voting selections, your shares will be voted "FOR" the election of all three nominees for director, and "FOR" the approval of the PETCO Animal Supplies, Inc. Executive Incentive Bonus Plan. If any other matter is properly presented at the meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using his best judgment.

Can I revoke my proxy or change my vote after submitting my proxy?

        Yes. You can revoke your proxy at any time before the final vote at the meeting. You may revoke your proxy in any one of three ways:

  •
  you may submit another properly completed proxy card with a later date;

  •
  you may send a written notice that you are revoking your proxy to the Secretary of PETCO, addressed as follows: PETCO Animal Supplies, Inc., 9125 Rehco Road, San Diego, California 92121, Attention: James M. Myers, Secretary; or

  •
  you may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

        If your shares are held in the name of a broker, bank or other nominee, you must follow instructions received from such broker, bank or nominee with this proxy statement in order to revoke your vote or to vote at the annual meeting.

How can I find out the results of the voting at the annual meeting?

        Preliminary voting results will be announced at the annual meeting. Final voting results will be published in PETCO's Quarterly Report on Form 10-Q for the quarter ended August 2, 2003.

Who is paying for this proxy solicitation?

        PETCO will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, PETCO's directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. PETCO may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

When are stockholder proposals due for next year's annual meeting?

        Proposals of stockholders intended to be presented at the Company's Annual Meeting of Stockholders to be held in 2004 must be received by the Company no later than January 17, 2004 in order to be included in the Company's proxy statement and form of proxy relating to that meeting. These proposals must comply with the requirements as to form and substance established by the Securities and Exchange Commission for such proposals in order to be included in the proxy statement. Under the Company's Amended and Restated Bylaws, a stockholder who wishes to make a proposal at the 2004 Annual Meeting without including the proposal in the Company's proxy statement and form of proxy relating to that meeting must notify the Company no earlier than February 5, 2004 and no later than March 6, 2004 unless the date of the 2004 annual meeting of stockholders is more than 30 days before or more than 70 days after the one-year anniversary of the 2003 annual meeting. If the stockholder fails to give notice by this date, then the persons named as proxies in the proxies solicited by the board of directors for the 2004 Annual Meeting may exercise discretionary voting power regarding any such proposal. Proposals should be submitted to the Secretary of PETCO, addressed as follows: PETCO Animal Supplies, Inc., 9125 Rehco Road, San Diego, California 92121, Attention: James M. Myers, Secretary.

PROPOSAL 1

ELECTION OF DIRECTORS

        The board of directors currently consists of nine members. The Company's certificate of incorporation provides for the classification of the board of directors into three classes, as nearly equal in number as possible, with staggered terms of office, and provides that upon the expiration of the term of office for a class of directors, nominees for such class shall be elected for a term of three years or until their successors are duly elected and qualified. At this meeting, three nominees for director are to be elected as Class I directors. The nominees are Brian K. Devine, John G. Danhakl and Arthur B. Laffer. The three Class II and three Class III directors have one year and two years, respectively, remaining on their terms of office. If no contrary indication is made, proxies are to be voted for each of Messrs. Devine, Danhakl and Laffer or, in the event any one of them is not a candidate or is unable to serve as director at the time of the election (which is not currently expected), for any nominee who shall be designated by the board of directors to fill such vacancy. Each of Messrs. Devine, Danhakl and Laffer is a member of the present board of directors.

Information Regarding Directors

        Set forth below is certain information concerning the nominees to the board of directors, as well as those directors whose terms of office are continuing after the meeting.

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

For a Three-Year Term Expiring at the
2006 Annual Meeting of Stockholders

Name	Age	Position Held With the Company
Brian K. Devine	61	Chairman, President and Chief Executive Officer
John G. Danhakl	47	Director
Arthur B. Laffer	62	Director

        Brian K. Devine, Chairman, President and Chief Executive Officer, joined PETCO in August 1990 and has served as Chairman since January 1994. Before joining PETCO, Mr. Devine was President of Krause's Sofa Factory, a furniture retailer and manufacturer, from 1988 to 1989. From 1970 until 1988, Mr. Devine held various positions with Toys "R" Us, a retailer of children's toys, including Senior Vice President, Director of Stores and Senior Vice President, Growth, Development and Operations. Mr. Devine currently serves on the Boards of Directors of Wild Oats Markets, Inc., a publicly held retailer and distributor of natural foods, the National Retail Federation, the International Mass Retail Association, Students in Free Enterprise and the Georgetown University College Board of Advisors. Mr. Devine graduated from Georgetown University with a degree in economics.

        John G. Danhakl has served as a director since October 2000. Mr. Danhakl has served as a partner at Leonard Green & Partners, L.P. since 1995. Prior to becoming a partner at Leonard Green & Partners, Mr. Danhakl was a Managing Director at Donaldson, Lufkin & Jenrette Securities Corporation, or DLJ, and had been with DLJ since 1990. Prior to joining DLJ, Mr. Danhakl was a Vice President at Drexel Burnham Lambert from 1985 to 1990. Mr. Danhakl presently serves on the Boards of Directors of The Arden Group, Inc., Big 5 Sporting Goods, Inc., Communications & Power Industries, Inc., Twin Laboratories, Inc., Diamond Auto Glass Works, Liberty Group Publishing, Leslie's Poolmart, Inc., VCA Antech, Inc. and MEMC Electronic Materials, Inc., and on the Board of Managers of AsianMedia Group LLC. Mr. Danhakl is a 1980 graduate of the University of California at Berkeley. He received his M.B.A. in 1985 from the Harvard Business School.

        Arthur B. Laffer has served as a director since June 2002. Dr. Laffer has been Chairman of Laffer Associates, an economic research and financial consulting firm, since 1979; Chief Executive Officer of Laffer Advisors Inc., a broker-dealer, since 1981; and Chief Executive Officer of Laffer Investments, an investment management firm, since 1999. Dr. Laffer presently serves on the Boards of Directors of Mastec Inc., Nicholas Applegate Growth Fund, Oxigene, Inc., MPS Group, Inc. and Veolia Environment. Dr. Laffer is a 1963 graduate of Yale University. He received his MBA in 1965 and his Ph.D. in economics in 1971, each from Stanford University.

MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE

Term Expiring at the
2004 Annual Meeting of Stockholders

Name	Age	Position Held With the Company
James M. Myers	45	Executive Vice President, Chief Financial Officer and Director
Jonathan Coslet	38	Director
Charles W. Duddles	63	Director

        James M. Myers, Executive Vice President, Chief Financial Officer and a director, joined PETCO in May 1990. Mr. Myers became Executive Vice President in March 2001 and has been Chief Financial Officer since 1998. From 1996 to 1998, Mr. Myers served as Senior Vice President, Finance and before that as Vice President, Finance and as Vice President and Controller of PETCO. From 1980 to 1990, Mr. Myers held various positions at the accounting firm of KPMG LLP, including Senior Audit Manager. Mr. Myers has served as a director since October 2000. Mr. Myers is a CPA and received an accounting degree from John Carroll University.

        Jonathan Coslet has served as a director since October 2000. Mr. Coslet has been a partner of Texas Pacific Group since 1993. Prior to joining Texas Pacific Group, Mr. Coslet was in the Investment Banking Department of DLJ, specializing in leveraged acquisitions and high-yield finance from September 1991 to February 1993. Mr. Coslet serves on the Boards of Directors of Magellan Health Services, Inc. and Oxford Health Plans, Inc.

        Charles W. Duddles has served as a director since March 2002. Mr. Duddles served most recently as Executive Vice President, Chief Financial Officer and Chief Administrative Officer of Jack in the Box Inc., the operator and franchiser of the Jack in the Box restaurant chain, where he spent more than 21 years until his retirement in August 2001. Mr. Duddles was formerly a CPA and received an accounting degree from Ferris State University.

Term Expiring at the
2005 Annual Meeting of Stockholders

Name	Age	Position Held With the Company
John M. Baumer	35	Director
Julian C. Day	51	Director
William S. Price III	47	Director

        John M. Baumer has served as a director since October 2000. Mr. Baumer became a partner of Leonard Green & Partners in January 2001. Mr. Baumer had previously been a Vice President at Leonard Green & Partners since May 1999. Prior to joining Leonard Green & Partners, he had been a Vice President in the Corporate Finance Division of DLJ in Los Angeles. Prior to joining DLJ in 1995,

Mr. Baumer worked at Fidelity Investments and Arthur Andersen. Mr. Baumer currently serves on the Boards of Directors of Intercontinental Art, Inc., VCA Antech, Inc., Communications & Power Industries, Inc., Leslie's Poolmart, Inc. and Phoenix Scientific, Inc. Mr. Baumer is a 1990 graduate of the University of Notre Dame. He also received his M.B.A. in 1995 from the Wharton School at the University of Pennsylvania.

        Julian C. Day has served as a director since November 2000. In March 2002, Mr. Day became the President and Chief Operating Officer of Kmart Corporation, and in January 2003, became Chief Executive Officer and a Director of Kmart. From 1999 to 2000, Mr. Day was with Sears Roebuck, most recently as Executive Vice President and Chief Operating Officer. From 1992 to 1998, Mr. Day was with Safeway, Inc., where he became Executive Vice President and Chief Financial Officer. Mr. Day is a 1974 graduate of Oxford University. He received his M.B.A. in 1979 from the London Business School.

        William S. Price III has served as a director since November 2000. Mr. Price was a founding partner of Texas Pacific Group in 1992. Prior to forming Texas Pacific Group, Mr. Price was Vice President of Strategic Planning and Business Development for GE Capital, reporting to the Chairman. In this capacity, Mr. Price was responsible for acquiring new business units and determining the business and acquisition strategies for existing businesses. From 1985 to 1991, Mr. Price was employed by the management consulting firm of Bain & Company, attaining officer status and acting as co-head of the Financial Services Practice. Prior to 1985, Mr. Price was employed as an associate specializing in corporate securities transactions with the legal firm of Gibson, Dunn & Crutcher LLP. Mr. Price is a member of the California Bar and graduated with honors in 1981 from the Boalt Hall School of Law at the University of California, Berkeley. He is a 1978 Phi Beta Kappa graduate of Stanford University. Mr. Price serves on the Boards of Directors of Continental Airlines, Inc., Del Monte Foods Company, Denbury Resources, Inc., Gemplus International, S.A. and several private companies.

        All of the Company's directors, other than Messrs. Duddles and Laffer, were initially nominated pursuant to the terms of a stockholders agreement. These nomination rights expired upon the closing of the Company's initial public offering. See "Certain Relationships and Related Transactions—Stockholders Agreement." Prior to consummation of the Company's initial public offering, Green Equity Investors III, L.P. and TPG Partners III, L.P. and its affiliates entered into an agreement, pursuant to which they agreed to vote for two nominees of Green Equity Investors III, L.P. and two nominees of TPG Partners III, L.P. and its affiliates.

Board Committees and Meetings

        During the fiscal year ended February 1, 2003, the board of directors held four meetings. No director attended fewer than 75% of the aggregate number of meetings of the board and the committees of the board on which he served. The board of directors has an audit committee and a compensation committee.

        Audit Committee.    The audit committee currently consists of Messrs. Day, Duddles and Laffer, each of whom is "independent," as that term is defined by the NASDAQ Stock Market, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Securities and Exchange Commission. During fiscal 2002, the audit committee held five meetings. The audit committee is responsible for engaging the independent auditors to audit the Company's financial statements, and for reviewing the scope of the audit effort. The audit committee oversees the Company's internal audit function, and reports its recommendations as to the approval of the Company's financial statements to the board of directors. In addition, the audit committee members meet periodically with management, the independent public accountants and internal auditors to review matters relating to the Company's financial statements, accounting principles and systems of internal accounting controls.

        Compensation Committee.    The compensation committee currently consists of Messrs. Danhakl, Day, Duddles and Price. The compensation committee is responsible for considering and making recommendations to the board of directors regarding executive compensation. There is an independent subcommittee of the compensation committee, consisting of Messrs. Day and Duddles, that is responsible for administering the Company's 2002 incentive award plan and the PETCO Animal Supplies, Inc. Executive Incentive Bonus Plan. The compensation committee held one meeting during fiscal 2002.

AUDIT COMMITTEE REPORT

        The audit committee is comprised solely of "independent directors," as defined by the NASDAQ Stock Market, the Exchange Act and the rules and regulations of the Securities and Exchange Commission. The Company's audit committee operates under a written charter adopted by the board of directors, a copy of which is attached to this proxy statement as Appendix A. The composition of the audit committee, the attributes of its members and the responsibilities of the audit committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The audit committee reviews and assesses the adequacy of its charter at least annually.

        The audit committee oversees the Company's financial reporting process on behalf of the board of directors. The purpose of the audit committee, as more fully described in its charter, is the general oversight of the Company's financial reporting, internal control, and internal and external audit functions. Management is responsible for the preparation, presentation and integrity of the Company's financial statements, accounting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. KPMG LLP, the company's independent auditing firm, is responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards.

        Among other matters, the audit committee monitors the activities and performance of the Company's independent auditor, including the audit scope, external audit fees, auditor independence matters and the extent to which the independent auditor may be retained to perform non-audit services. The audit committee has ultimate authority and responsibility to select, evaluate and, when appropriate, replace the company's independent auditors. The audit committee also reviews the results of the audit work with regard to the adequacy and appropriateness of the company's financial, accounting and internal controls.

        In fulfilling its oversight responsibilities, the audit committee has reviewed and discussed with management the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended February 1, 2003 including a discussion of the quality, not just acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

        The audit committee reviewed and discussed with the independent auditor, who is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, its judgments as to the quality, not just acceptability, of the accounting principles, reasonableness of significant judgments and clarity of disclosures in the financial statements. In addition, the independent auditor's presentations included the matters required to be discussed with the audit committee by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect.

        The Company's independent auditor also provided the audit committee with the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the audit committee discussed with the independent auditor that firm's independence from the Company. The Audit Committee has also considered whether the independent auditor's provision of non-audit services to the Company is compatible with maintaining the auditor's independence.

        Based on the audit committee's reviews and discussions with management and the independent auditor, the audit committee recommended that the board of directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended February 1, 2003 for filing with the Securities and Exchange Commission.

                      AUDIT COMMITTEE

                      Julian C. Day
                      Charles W. Duddles
                      Arthur B. Laffer

Compensation of Directors

        Outside directors receive $7,500 for each board meeting, $2,500 for each separately scheduled committee meeting and $1,000 for each telephonic meeting which they attend, and also receive an initial grant of options to purchase 15,000 shares of common stock and an annual grant of options to purchase 3,000 shares of common stock under the Company's 2002 incentive award plan. Directors may also be reimbursed for the actual reasonable costs incurred in connection with attendance at board or committee meetings.

Recommendation of the Board of Directors

        The board of directors unanimously recommends a vote "FOR" each of the nominees listed above. A plurality of the votes cast by the holders of shares of common stock present in person or by proxy and entitled to vote at the meeting is necessary to elect the nominees to the board of directors. Unless otherwise instructed, proxies will be voted "FOR" each of the nominees listed above.

PROPOSAL 2

APPROVAL OF PETCO ANIMAL SUPPLIES, INC.
EXECUTIVE INCENTIVE BONUS PLAN

        In general, Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), imposes a limit on corporate tax deductions for compensation in excess of $1 million per year paid by a public company to its Chief Executive Officer or any of the next four highest paid executive officers. An exception to this $1 million limitation is provided for "qualified performance-based compensation" that satisfies certain conditions set forth in Section 162(m) of the Code, and the regulations promulgated thereunder, including stockholder approval.

        At the annual meeting, stockholders are being asked to approve the PETCO Animal Supplies, Inc. Executive Incentive Bonus Plan (the "Bonus Plan"). The Bonus Plan was approved by the board of directors on March 12, 2003. The board of directors is seeking stockholder approval of the Bonus Plan in order for bonuses paid thereunder to satisfy the requirements to qualify as "qualified performance-based compensation," within the meaning of Section 162(m) of the Code, and the regulations promulgated thereunder and, accordingly, be eligible for deductibility by the Company.

Purpose of the Plan

        The purpose of the Bonus Plan is to motivate and reward executives of the Company to produce results that increase stockholder value and to encourage individual and team behavior that helps the Company achieve both short and long-term corporate objectives. The bonuses awarded under the Bonus Plan generally are intended to be "qualified performance-based compensation" that is exempt from the $1 million limitation on executive compensation under Section 162(m) of the Code, and the regulations promulgated thereunder.

Description of the Bonus Plan

        The following executive officers (the "Executive Officers") of the Company are eligible to participate in the Bonus Plan:  (a) Chief Executive Officer, (b) Chief Operating Officer, (c) Chief Financial Officer, (d) Senior Vice Presidents (including, without limitation, the Company's Senior Vice President—Human Resources and Administration, Senior Vice President—Merchandising, Senior Vice President—Information Systems, Senior Vice President—Operations, and Senior Vice President—Business Development), and (e) any other officer of the Company who is subject to Section 16(a) of the Exchange Act. There are currently eight such eligible Executive Officers. The following information includes a summary of certain provisions of the Bonus Plan. This summary does not purport to be complete and is qualified in its entirety by reference to the text of the Bonus Plan, a copy of which is attached to this proxy statement as Appendix B.

Bonus Awards to Participants

        Eligibility.    Each individual who is an Executive Officer as of the first day of a fiscal year and is selected to participate in the Bonus Plan for such fiscal year by the Bonus Committee (as defined below) is eligible for a bonus award for such fiscal year. In the event such Executive Officer is selected by the Bonus Committee to participate in the Bonus Plan, the Bonus Committee will establish an objectively determinable performance target for the Executive Officer relating to the Executive Officer's period of service as an Executive Officer during the fiscal year. Achievement of specified levels above the performance target will result in a bonus award to the participant in an amount equal to a pre-established fixed dollar amount or a fixed percentage of the participant's annual base salary as in effect as of the last day of such fiscal year, determined in the discretion of the Bonus Committee, up to a maximum bonus of $5,000,000. The Bonus Committee will establish specified levels of the performance target and the bonus award to be paid at each such specified level.

        The Bonus Plan also provides that an individual who becomes an Executive Officer during a fiscal year as a result of a transfer from a position other than as an Executive Officer to a position as an Executive Officer with the Company, or who commences employment with the Company as an Executive Officer during a fiscal year, may, in the discretion of the Bonus Committee, be eligible for a bonus award with respect to such fiscal year. In the event such Executive Officer is selected by the Bonus Committee to participate in the Bonus Plan, the Bonus Committee will establish an objectively determinable performance target for the Executive Officer relating to the Executive Officer's period of service as an Executive Officer during the fiscal year. Achievement of specified levels above the performance target will result in a bonus award to the participant equal to a fixed dollar amount or a fixed percentage of the participant's annual base salary as in effect as of the last day of the fiscal year, determined in the discretion of the Bonus Committee, up to a maximum bonus of $5,000,000. The Bonus Committee will establish specified levels of the performance target and the bonus award to be paid at each such specified level.

        Business Criteria.    Each participant's bonus will be based on a pre-established performance target which, in the discretion of the Bonus Committee, will be based on one or more of the following objective business criteria: (a) pre-tax income; (b) operating income; (c) net earnings; (d) net income; (e) cash flow; (f) earnings per share; (g) return on equity; (h) return on invested capital or assets; (i) cost reductions or savings; (j) funds from operations; (k) appreciation in the fair market value of the Company's stock; or (l) earnings before any one or more of interest, taxes, depreciation or amortization.

        Bonus Amount.    The bonus award for any participant is based on the achievement of specified levels above the performance target. Prior to the payment of a bonus award to a participant, the Bonus Committee must certify in writing the level of the performance attained.

        Termination of Employment. A participant who, whether voluntarily or involuntarily, is terminated, demoted, transferred or otherwise ceases to be an Executive Officer at any time during a fiscal year will not be eligible to receive a partial fiscal year bonus award for such fiscal year, except that the Bonus Committee may determine that such participant can receive a partial fiscal year bonus award if the participant terminates employment as a result of death or disability (within the meaning of Section 22(e)(3) of the Code).

Adjustments to Performance Components

        The Bonus Plan provides that for each fiscal year, the Bonus Committee may provide for objectively determinable adjustments to any of the performance components for one or more items of gain, loss, profit or expense (1) determined to be extraordinary or unusual in nature or infrequent in occurrence, (2) related to the disposal of a segment of a business, (3) related to a change in accounting principle under GAAP, (4) related to discontinued operations not qualifying as a business segment under GAAP or (5) attributable to the business operations of any entity acquired by the Company during such fiscal year.

Performance-Based Compensation

        With respect to any bonus award payable under the Bonus Plan, the performance targets applicable to such bonus award will be established in writing before the first day of the fiscal year to which such bonus award relates. However, to the extent permitted under Section 162(m)(4)(C) of the Code, and the regulations promulgated thereunder, such performance targets may be established in writing by the Bonus Committee not later than 90 days after the commencement of the period of service to which the performance targets relate, provided that the outcome is substantially uncertain at the time the Bonus Committee actually establishes the performance targets; and, provided, further, that in no event shall the performance targets be established after 25% of the period of service (as scheduled in good faith at the time the performance targets are established) has elapsed. No bonus award which is intended to qualify as "qualified performance-based compensation," within the meaning of Section 162(m) of the Code, and the regulations promulgated thereunder, will be paid to a participant unless and until the Bonus Committee makes a certification in writing with respect to the level of performance attained by the Company for the fiscal year to which such bonus award relates, as required by Section 162(m) of the Code, and the regulations promulgated thereunder.

General

        Method of Payment.    Each bonus award shall be paid in cash. Unless otherwise directed by the Bonus Committee, payment shall be made within 60 days after the end of the fiscal year to which such bonus award relates.

        Accounting Practices.    The components of a performance target will be determined in accordance with GAAP as in effect on the first day of the fiscal year with respect to which the performance target is established, subject to the adjustments described above.

        Effective Date.    The Bonus Plan will be effective as of March 12, 2003, subject to approval by the stockholders of the Company at the annual meeting. The Bonus Plan year will commence on the first day of each fiscal year and end on the last day of that fiscal year.

        Administration and Interpretation.    The Bonus Plan will generally be administered by a committee (the "Bonus Committee") which consists solely of two or more directors. If bonus awards are intended to qualify as "qualified performance-based compensation," the Bonus Committee will consist solely of two or more directors who are considered "outside directors" for purposes of Section 162(m) of the Code, and the regulations promulgated thereunder. A subcommittee of the compensation committee of the board of directors of the Company, which subcommittee currently consists of Messrs. Day and Duddles, presently is the Bonus Committee for purposes of administering this Bonus Plan. The Bonus Committee generally will have the authority to administer and interpret the Bonus Plan.

        Amendment.    The Bonus Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the board of directors. However, to the extent required by Section 162(m) of the Code, and the regulations promulgated thereunder, no action of the board of directors may modify the performance targets applicable to bonus awards after the commencement of the fiscal year with respect to which such bonus awards relate.

        Stockholder Approval.    The Bonus Plan will be subject to the approval of the Company's stockholders and, in the event the Bonus Plan is not approved, no bonus award will be payable under the Bonus Plan and the Bonus Plan will terminate.

Recommendation of the Board of Directors

        The board of directors unanimously recommends a vote "FOR" the approval of the Bonus Plan because the board believes it is in the best interest of the Company to provide bonus awards that qualify as "qualified performance-based compensation" for deductibility under Section 162(m) of the Code in order to maximize the Company's income tax deductions. The affirmative vote of the holders of a majority of shares present in person or by proxy and entitled to vote at the meeting is necessary to approve the Bonus Plan. Unless otherwise instructed, proxies will be voted "FOR" approval of the Bonus Plan.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information regarding beneficial ownership of the shares of the Company's common stock as of April 11, 2003 by (1) each of the Company's named executive officers (as defined under "Executive Compensation and Other Information—Executive Compensation"); (2) each of the Company's directors; (3) the Company's executive officers and directors as a group; and (4) each person known by the Company to beneficially own five percent or more of the Company's outstanding common stock.

        Beneficial ownership of shares is determined under the rules of the Securities and Exchange Commission and generally includes any shares over which a person exercises sole or shared voting or investment power. Except as indicated by footnote, and subject to applicable community property laws, each person identified in the table possesses sole voting and investment power with respect to all shares of common stock held by them. Shares of common stock subject to options currently exercisable or exercisable within 60 days of April 11, 2003 are deemed outstanding for calculating the percentage of outstanding shares of the person holding these options, but are not deemed outstanding for calculating the percentage of any other person. Unless otherwise indicated, the address for each of the stockholders listed below is c/o PETCO Animal Supplies, Inc., 9125 Rehco Road, San Diego, California 92121.

	Beneficial Ownership
Name	Number of Shares		Percent of Total
Named Executive Officers
Brian K. Devine	3,450,300	(1)	6.0%
Bruce C. Hall	753,332		1.3
James M. Myers	753,332	(2)	1.3
Robert E. Brann	358,333	(3)	*
Keith G. Martin	376,666	(4)	*
Non-Employee Directors
John M. Baumer	—	(5)	*
Jonathan Coslet	—	(6)	*
John G. Danhakl	—	(7)	*
Julian C. Day	39,412	(8)	*
Charles W. Duddles	20,000	(9)	*
Arthur B. Laffer	15,000	(10)	*
William S. Price III	—	(11)	*
All executive officers and directors as a group (15 persons)	6,563,875	(12)	11.4
Other Five Percent Beneficial Owners
Green Equity Investors III, L.P.(13)(14)	15,030,954		26.2
Texas Pacific Group(13)(15)	15,030,955		26.2
FMR Corp.(16)	5,677,751		9.9

*
Less than one percent.

(1)
Includes 2,000,000 shares held by Devine Investments, LLC, for which Mr. Devine has sole voting and disposition authority. Also includes 40,000 shares held equally by Mr. Devine's children, Brooke K. Devine and Brian K. Devine, Jr., for which Mr. Devine disclaims beneficial ownership.

(2)
Shares are held by the Myers Family Trust U/A/D 6/21/02, for which Mr. Myers and his wife share voting and disposition authority.

(3)
Includes 110,953 shares of common stock subject to options which are currently exercisable or exercisable within 60 days of April 11, 2003.

(4)
Includes 270,033 shares of common stock subject to options which are currently exercisable or exercisable within 60 days of April 11, 2003.

(5)
Mr. Baumer is a partner of Leonard Green & Partners, L.P., which is an affiliate of Green Equity Investors III, L.P., and therefore may be deemed to have beneficial ownership of the shares of common stock beneficially owned by Green Equity Investors III, L.P. Mr. Baumer disclaims beneficial ownership of such shares of common stock.

(6)
Mr. Coslet is a partner of Texas Pacific Group, and therefore may be deemed to have beneficial ownership of the shares of common stock beneficially owned by each of TPG Partners III, L.P., TPG Parallel III, L.P., TPG Dutch Parallel III, C.V., TPG Investors III, L.P., FOF Partners III, L.P. and FOF Partners III-B, L.P. Mr. Coslet disclaims beneficial ownership of such shares of common stock.

(7)
Mr. Danhakl is a partner of Leonard Green & Partners, L.P., which is an affiliate of Green Equity Investors III, L.P., and therefore may be deemed to have beneficial ownership of the shares of common stock beneficially owned by Green Equity Investors III, L.P. Mr. Danhakl disclaims beneficial ownership of such shares of common stock.

(8)
Includes 16,412 shares of common stock held by the Day Annuity Trust, for which Mr. Day has sole voting and disposition authority. Mr. Day disclaims beneficial ownership of such shares of common stock. Also includes 18,000 shares of common stock subject to options which are currently exercisable or exercisable within 60 days of April 11, 2003.

(9)
Includes 18,000 shares of common stock subject to options which are currently exercisable or exercisable within 60 days of April 11, 2003.

(10)
Represents shares of common stock subject to options which are currently exercisable or exercisable within 60 days of April 11, 2003.

(11)
Mr. Price is a founding partner of Texas Pacific Group, and therefore may be deemed to have beneficial ownership of the shares of common stock beneficially owned by each of TPG Partners III, L.P., TPG Parallel III, L.P., TPG Dutch Parallel III, C.V., TPG Investors III, L.P., FOF Partners III, L.P. and FOF Partners III-B, L.P. Mr. Price disclaims beneficial ownership of such shares of common stock.

(12)
Includes 431,986 shares of common stock subject to options which are currently exercisable or exercisable within 60 days of April 11, 2003.

(13)
TPG Partners III, L.P., TPG Parallel III, L.P., TPG Dutch Parallel III, C.V., TPG Investors III, L.P., FOF Partners III, L.P. and FOF Partners III-B, L.P. are referred to collectively as Texas Pacific Group. Green Equity Investors III, L.P. and Texas Pacific Group are parties to an agreement, pursuant to which, among other things, they have agreed to vote for two nominees of each of Green Equity Investors III, L.P. and Texas Pacific Group to serve on the Company's board of directors.

(14)
The address of Green Equity Investors III, L.P. is 11111 Santa Monica Boulevard, Suite 2000, Los Angeles, California 90025.

(15)
The address of Texas Pacific Group is 301 Commerce Street, Suite 3330, Fort Worth, Texas 76102.

(16)
Includes 4,947,000 shares of common stock beneficially owned by Fidelity Management & Research Company and 730,751 shares of common stock beneficially owned by Fidelity Management Trust Company. FMR Corp., Edward C. Johnson, Chairman of FMR Corp., and Abigail P. Johnson, a Director of FMR Corp., may be deemed to beneficially own these shares. This information is based solely upon information contained in a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2003. The business address for FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Officers

Name	Age	Present Position
Brian K. Devine	61	Chairman, President and Chief Executive Officer
James M. Myers	45	Executive Vice President, Chief Financial Officer and Director
Bruce C. Hall	58	Executive Vice President and Chief Operating Officer
Robert E. Brann	51	Senior Vice President, Merchandising
Frederick W. Major	41	Senior Vice President, Information Systems
Keith G. Martin	50	Senior Vice President, Operations
Janet D. Mitchell	47	Senior Vice President, Human Resources and Administration
William M. Woodard	54	Senior Vice President, Business Development

        For information on Messrs. Devine and Myers, see "Proposal 1—Election of Directors—Information Regarding Directors."

        Bruce C. Hall, Executive Vice President and Chief Operating Officer, joined PETCO in April 1997 and became Chief Operating Officer in March 2001. Mr. Hall spent 34 years from 1963 to 1997 with Toys "R" Us, a retailer of children's toys, where he progressively advanced from field operations through a number of positions, including Senior Vice President of Operations.

        Robert E. Brann, Senior Vice President, Merchandising, joined PETCO in September 2000. From 1998 to 2000, Mr. Brann was with The Pep Boys, most recently as Senior Vice President, Merchandising. From 1989 to 1998, Mr. Brann was with Trak Auto, where he became Executive Vice President, Merchandising. From 1971 to 1989, Mr. Brann held various management positions in merchandising and operations with a number of retailers. Mr. Brann has over 30 years of retail experience.

        Frederick W. Major, Senior Vice President, Information Systems, joined PETCO in April 1988 and became Senior Vice President, Information Systems in March 2002. Mr. Major initially served as Management Information Systems Manager and then as Director of Information Systems and most recently as Vice President of Information Systems. From 1983 to 1988, Mr. Major was a Systems Analyst at General Dynamics Corporation. Mr. Major graduated from National University with a degree in computer science.

        Keith G. Martin, Senior Vice President, Operations, joined PETCO in July 2001. From 1999 to 2001, Mr. Martin was President of Country Stores for Gateway, Inc. From 1994 to 1999, Mr. Martin was with Office Depot, Inc., where he held various management positions and was ultimately named Senior Vice President, Stores. From 1974 to 1994, Mr. Martin held various management positions with a number of retailers. Mr. Martin has over 25 years of retail experience. Mr. Martin received a bachelor's degree from State University of New York.

        Janet D. Mitchell, Senior Vice President, Human Resources and Administration, joined PETCO in February 1989. From 1989 to 1998, Ms. Mitchell served as Vice President, Human Resources. From 1981 to 1989, Ms. Mitchell held various management positions in human resources with the Southland Corporation's 7-Eleven stores. From 1978 to 1981, Ms. Mitchell held various positions with the El Torito Restaurant chain.

        William M. Woodard, Senior Vice President, Business Development, joined PETCO in January 1991. From 1991 to 1999, Mr. Woodard served as Senior Vice President, Store Operations. From 1987 to 1990, Mr. Woodard was Vice President, Director of Marketing at J. M. Jones, Inc., a wholesale division of SuperValu Stores, Inc. From 1970 to 1987, Mr. Woodard was employed by Safeway Stores, Inc., a grocery retailer, in a number of positions including Retail Operations Manager and Marketing Operations Manager. Mr. Woodard holds an administrative management degree from North Texas State University and an M.B.A. in marketing from the University of Southern California.

Executive Compensation

        The following table sets forth information with respect to compensation awarded to, earned by or paid to each person who served as the Company's Chief Executive Officer or was one of the Company's four other most highly compensated executive officers during the fiscal year ended February 1, 2003. These officers are referred to as the named executive officers.

Summary Compensation Table

	Fiscal Year Compensation				Long-term Compensation Awards
Name and Principal Position(s)	Fiscal Year	Salary	Bonus	Other Annual Compensation(3)	Number of Securities Underlying Options		All Other Compensation
Brian K. Devine Chairman, President and Chief Executive Officer	2002 2001 2000	$700,000 625,000 550,000	$913,678 1,255,458 1,143,529	$90,707 — —	— 129,056 100,000	(4)	$10,625 10,310 4,855,947	(5) (6) (7)
Bruce C. Hall Executive Vice President and Chief Operating Officer	2002 2001 2000	390,000 350,000 300,000	407,239 562,445 498,994	— — —	— 25,820 50,000	(4)	7,902 10,222 1,568,950	(5) (6) (8)
James M. Myers Executive Vice President and Chief Financial Officer	2002 2001 2000	350,000 300,000 250,000	365,471 482,096 309,893	70,465 — —	— 25,816 25,000	(4)	4,710 5,289 730,053	(5) (6) (9)
Robert E. Brann(1) Senior Vice President, Merchandising	2002 2001 2000	310,000 290,000 97,396	202,314 291,126 103,388	— — —	— 12,908 387,092		5,120 2,627 371	(5) (6) (10)
Keith G. Martin(2) Senior Vice President, Operations	2002 2001 2000	310,000 167,308 —	202,314 109,505 —	— — —	— 400,000 —		3,800 706 —	(5) (10)

(1)
Mr. Brann joined PETCO in September 2000.

(2)
Mr. Martin joined PETCO in July 2001.

(3)
Represents the Company's reimbursement of tax consulting, medical, automobile and other expenses.

(4)
The number of securities underlying options have not been adjusted to reflect a 22-for-1 common stock split the Company effected on October 20, 2000 or the 2-for-1 common stock split the Company effected on February 21, 2002. Other than options to purchase 6,411 shares held by Mr. Myers, these options were exercised and repurchased by the Company at a price of $22.00 per share on October 2, 2000 in connection with the Company's leveraged recapitalization transaction. The options to purchase 6,411 shares (without adjustment for stock splits) were not repurchased and were exercised on October 25, 2000.

(5)
Includes (A) $3,101, $3,000, $3,000, $2,498 and $1,252, representing the Company's allocation to defined contribution plans for Messrs. Devine, Hall, Myers, Brann and Martin, respectively, and (B) $7,524, $4,902, $1,710, $2,622 and $2,548, representing the Company's payment of premiums on term life insurance for Messrs. Devine, Hall, Myers, Brann and Martin, respectively.

(6)
Includes (A) $5,250, $5,162 and $4,112, representing the Company's allocation to defined contribution plans for Messrs. Devine, Hall and Myers, respectively, and (B) $5,060, $5,060, $1,177 and $2,627, representing the Company's payment of premiums on term life insurance for Messrs. Devine, Hall, Myers and Brann, respectively.

(7)
Includes (A) $47,162, representing the Company's allocation to defined contribution plans, (B) $5,160, representing the Company's payment of premiums on term life insurance, and (C) $4,803,625, consisting of amounts paid in connection with the Company's leveraged recapitalization, including amounts paid for the repurchase of stock options.

(8)
Includes (A) $24,203, representing the Company's allocation to defined contribution plans, (B) $5,160, representing the Company's payment of premiums on term life insurance, and (C) $1,539,587, consisting of amounts paid in connection with the Company's leveraged recapitalization, including amounts paid for the repurchase of stock options.

(9)
Includes (A) $14,752, representing the Company's allocation to defined contribution plans, (B) $1,143, representing the Company's payment of premiums on term life insurance, and (C) $714,158, consisting of amounts paid in connection with the Company's leveraged recapitalization, including amounts paid for the repurchase of stock options.

(10)
Represents the Company's payment of premiums on term life insurance.

Option Grants in Last Fiscal Year

        There were no options granted to the named executive officers for the fiscal year ended February 1, 2003.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

        The following table sets forth, for each of the named executive officers, information regarding the exercise of stock options to purchase shares of the Company's common stock during the fiscal year ended February 1, 2003, the number of shares of common stock underlying stock options held at fiscal year end and the value of options held at fiscal year end.

			Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-the-Money Options at Fiscal Year-End
Name	Shares Acquired on Exercise	Value Realized(1)
			Exercisable	Unexercisable	Exercisable(2)	Unexercisable
Brian K. Devine	129,056	$2,220,185	—	—	—	—
Bruce C. Hall	25,820	444,199	—	—	—	—
James M. Myers	25,816	444,125	—	—	—	—
Robert E. Brann	211,627	3,962,319	110,953	—	$2,258,911	—
Keith G. Martin	129,967	2,450,597	270,033	—	5,510,023	—

(1)
The value realized on exercise of an option was calculated based on the closing price of the Company's common stock on the NASDAQ National Market on the date of exercise (fair market value) minus the applicable per share price. In determining the value realized on exercise of options prior to the Company's initial public offering, the Company's public offering price was used in place of fair market value, as there was no public trading market at the relevant dates.

(2)
The dollar values have been calculated by determining the difference between the deemed fair value of the shares underlying the options at February 1, 2003 and the exercise price of the options.

Compensation Plans

        1994 Stock Option Plan.    In 1994, the Company adopted and its stockholders approved the 1994 Stock Option and Restricted Stock Plan for Executive and Key Employees of PETCO Animal Supplies, Inc. The 1994 plan provides for the granting of stock options, stock appreciation rights or restricted stock with respect to shares of common stock to executives and other key employees. Stock options may be granted in the form of incentive stock options or non-statutory stock options and are exercisable for up to ten years following the date of grant. Stock option exercise prices must be equal to or greater than the fair market value of the common stock on the grant date.

        During fiscal 2000, in connection with the merger and recapitalization transaction, the Company adopted and its stockholders approved an amendment and restatement of the 1994 plan. Pursuant to this amendment and restatement, the total number of shares available for issuance under the plan was reset at 2,620,992 shares. As of April 11, 2003, options to purchase 650,936 shares of common stock were outstanding under the 1994 plan at a weighted average exercise price of approximately $1.09 per share, and 120,836 shares remained available for future grant under the 1994 plan. Upon the completion of its initial public offering, the Company made all unvested options outstanding under the 1994 plan fully exercisable. Under certain circumstances, the Company will have the right to repurchase a portion of these options, as well as a portion of the shares acquired upon exercise of the options, pursuant to the terms of the Company's stockholders agreement and the Company's securityholders agreement. See "Certain Relationships and Related Transactions—Stockholders Agreement" and "—Securityholders Agreement."

        2002 Incentive Award Plan.    The Company's board of directors and stockholders have adopted the 2002 Incentive Award Plan of PETCO Animal Supplies, Inc., which is referred to as the Incentive Plan. The principal purpose of the Incentive Plan is to attract, retain and motivate selected officers, employees, consultants and directors through the granting of stock-based compensation awards. The Incentive Plan provides for a variety of awards, including non-qualified stock options, incentive stock options (within the meaning of Section 422 of the Code), stock appreciation rights, restricted stock, deferred stock, dividend equivalents, performance awards, stock payments, and other stock-related benefits. Generally, the aggregate share limit under the Incentive Plan is equal to the sum of (1) 1,115,006 shares of common stock, plus (2) on March 1 of each year during the term of the Incentive Plan commencing on March 1, 2003, a number of shares of common stock equal to 2.0% of the total number of issued and outstanding shares of common stock outstanding as of the last day of the fiscal year immediately preceding such March 1. With respect to grants under the Incentive Plan to the Company's independent directors, the aggregate share limit under the Incentive Plan is equal to the sum of (1) 55,750 shares of common stock, plus (2) on March 1 of each year during the term of the Incentive Plan commencing on March 1, 2003, a number of shares of common stock equal to 0.1% of the total number of issued and outstanding shares of common stock as of the last day of the fiscal year immediately preceding such March 1. The maximum number of shares of common stock that may be issued as incentive stock options under the Incentive Plan will not exceed 10,000,000 shares. The maximum number of shares which may be subject to awards granted under the Incentive Plan to any individual in any calendar year cannot exceed 500,000. As of April 11, 2003, options to purchase 1,659,850 shares of common stock were outstanding under the Incentive Plan at a weighted average exercise price of $18.04 per share, and 715,729 shares remained available for future grant under the Incentive Plan.

        A committee of independent directors administers grants to employees and consultants. Each independent director who serves on the committee that administers the Incentive Plan must also be a

"non-employee director" for purposes of Rule 16b-3 under the Exchange Act and an "outside director" under Section 162(m) of the Code. The full board administers the Incentive Plan with respect to options granted to independent directors.

        The Incentive Plan provides that the committee has the authority to (1) select the employees and consultants to whom awards are to be made, (2) determine the number of shares to be issued to recipients of awards and the terms and conditions of the awards and (3) make all other determinations and to take all other actions necessary or advisable for the administration of the Incentive Plan with respect to employees or consultants.

        The Incentive Plan also provides that at certain times the Company's independent directors will automatically be granted options to purchase shares of the Company's common stock. All options granted to independent directors will have an exercise price per share equal to the fair market value of a share of common stock as of the date of grant and all such options shall be fully exercisable as of the date of grant. Each individual who was an independent director at the time of the Company's initial public offering was granted an option to purchase 15,000 shares of common stock at the time of the initial public offering and, provided he or she is serving on the board of directors as an independent director at the time, will be granted an option to purchase an additional 3,000 shares of common stock on each anniversary of the initial public offering during the term of the Incentive Plan. Independent directors who are initially elected or appointed to the board of directors following the Company's initial public offering will be granted an option to purchase 15,000 shares of common stock on the date of such initial election or appointment and, provided he or she is serving on the board of directors as an independent director at the time, will be granted an option to purchase an additional 3,000 shares of common stock on each anniversary of the date of such initial election or appointment during the term of the Incentive Plan.

        The committee or, in the case of options issued to independent directors, the entire board, is authorized to adopt, amend and rescind rules relating to the administration of the Incentive Plan, and to amend, suspend and terminate the Incentive Plan. The Company has attempted to structure the Incentive Plan in a manner such that remuneration attributable to stock options and other awards will not be subject to the deduction limitation contained in Section 162(m) of the Code.

        401(k) plan.    The Company has a tax-qualified employee savings and retirement plan, or 401(k) plan, covering all of the Company's eligible full-time employees. The Company adopted the 401(k) plan effective January 1992, and amended and restated the 401(k) plan effective January 1997. Pursuant to the 401(k) plan, participants may elect to contribute, through salary reductions, up to the greater of 20% of their annual compensation or the maximum annual contribution permitted under the Code. Effective April 1, 1998, the Company adopted a matching provision for 50% of the first 6% of compensation that is contributed by each participating employee. The 401(k) plan is designed to qualify under Section 401 of the Code, so that contributions by employees or by the Company to the 401(k) plan, and income earned on plan contributions, are not taxable to employees until withdrawn from the 401(k) plan, and so that contributions by the Company, if any, will be deductible by the Company when made. The trustee under the 401(k) plan, at the direction of each participant, invests the assets of the 401(k) plan in any of the investment options under the 401(k) plan.

        Deferred Compensation Plan.    The Company has established a non-qualified deferred compensation plan for executives. The deferred compensation plan allows employees to defer compensation up to certain specified levels. Under the deferred compensation plan, the Company matches specified percentages of the compensation that is contributed by each participating employee.

        Flexible Benefit Plan.    The Company maintains the Flexible Benefit Plan of PETCO Animal Supplies, Inc. which provides certain health and welfare benefits for the Company's employees.

        Bonus Plan.    The Company's board of directors approved the Bonus Plan on March 12, 2003, and the Company's stockholders are being asked to approve the Bonus Plan at the annual meeting. For a full description of the Bonus Plan, see "Proposal 2—Approval of PETCO Animal Supplies, Inc. Executive Incentive Bonus Plan."

Employment Agreements

        The Company has employment agreements with Messrs. Devine, Myers and Hall.

        Brian K. Devine.    Mr. Devine's employment agreement provides for Mr. Devine to serve as the Company's Chairman of the Board of Directors, President and Chief Executive Officer for a term of three years. This term is continually extended until the Company gives Mr. Devine notice that it no longer wishes to extend the term. The employment agreement also provides for Mr. Devine to receive an annual base salary of not less than $550,000, subject to annual increase, and to participate in a bonus plan.

        Mr. Devine's employment agreement provides for customary employment benefits, including, among others, group life, medical, disability and other benefits provided to the Company's executives. In addition, Mr. Devine is entitled to various perquisites that will not exceed $100,000 per year. The employment agreement additionally entitles Mr. Devine to keep his office equipment and his company car for nominal consideration upon completion of his employment term.

        Mr. Devine's employment agreement may be terminated by him with or without good reason (as defined in the employment agreement), or by the Company with or without cause (as defined in the employment agreement), pursuant to customary termination provisions. Depending upon the circumstances of his termination, including termination following a change of control, Mr. Devine will be entitled to: (1) his base salary for a period of either 18 or 36 months; (2) an amount equal to either his highest bonus for a single fiscal year in the five fiscal years immediately preceding his termination or three times his average annual bonus for the three years immediately preceding his termination; (3) participate in the Company's supplemental executive retirement program; (4) the immediate vesting of, or lapse of restrictions upon, all equity interests in the Company held by Mr. Devine at the time of termination; (5) the immediate lapse of the Company's call option granted under the terms of the stockholders agreement on all equity interests in the Company held by Mr. Devine at the time of termination; and (6) additional tax gross-up payments in the amount of any excise tax imposed upon Mr. Devine in connection with the foregoing.

        In connection with Mr. Devine's employment agreement, the Company entered into a consulting agreement and supplemental executive retirement program with Mr. Devine. Subject to certain exceptions, the consulting agreement allows the Company to obtain Mr. Devine's services for up to ten hours per week for a period of ten years following the end of Mr. Devine's full-time employment with the Company. Under the consulting agreement, the Company will pay Mr. Devine 25% of his final base salary immediately preceding his termination of full-time employment with the Company. Under the supplemental executive retirement program, the Company will pay Mr. Devine 25% of his final base salary for the first ten years following the end of his employment with the Company and 50% of his final base salary for the next ten years or upon the earlier death or disability of Mr. Devine. All payments under the supplemental executive retirement program will be reduced by any other qualified retirement plan payments payable to Mr. Devine other than under his 401(k) plan.

        Bruce C. Hall.    Mr. Hall's employment agreement with the Company provides for Mr. Hall to serve as the Company's Executive Vice President and Chief Operating Officer for a term of three years. This term is continually extended until the Company gives Mr. Hall notice that it no longer wishes to extend the term. The provisions of Mr. Hall's employment agreement are substantially the same as those of Mr. Devine outlined above with the following exceptions: (1) Mr. Hall's annual base salary will be no less than $300,000, subject to annual increase; (2) Mr. Hall is currently entitled to various perquisites that will not exceed $30,000 per year; and (3) Mr. Hall will not be entitled to participate in the Company's supplemental executive retirement program upon termination.

        Mr. Hall's employment agreement includes customary termination provisions which are substantially the same as those of Mr. Devine outlined above, with the following exceptions. Depending upon the circumstances of his termination, including termination following a change of control, Mr. Hall will be entitled to his base salary for a period of either nine or 18 months, and an amount equal to either his highest bonus for a single fiscal year in the five fiscal years immediately preceding his termination or one-and-a-half times his average annual bonus for the three years immediately preceding his termination.

        James M. Myers.    Mr. Myers' employment agreement with the Company provides for Mr. Myers to serve as the Company's Executive Vice President and Chief Financial Officer for a term of three years. This term is continually extended until the Company gives Mr. Myers notice that it no longer wishes to extend the term. The provisions of Mr. Myers' employment agreement are substantially the same as those of Mr. Devine outlined above with the following exceptions: (1) Mr. Myers' annual base salary will be no less than $250,000, subject to annual increase; (2) Mr. Myers is currently entitled to various perquisites that will not exceed $30,000 per year; and (3) Mr. Myers will not be entitled to participate in the Company's supplemental executive retirement program upon termination.

        Mr. Myers' employment agreement includes customary termination provisions which are substantially the same as those of Mr. Devine outlined above, with the following exceptions. Depending upon the circumstances of his termination, including termination following a change of control, Mr. Myers will be entitled to his base salary for a period of either nine or 18 months, and an amount equal to either his highest bonus for a single fiscal year in the five fiscal years immediately preceding his termination or one-and-a-half times his average annual bonus for the three years immediately preceding his termination.

Retention Agreements

        The Company has retention agreements with each of its senior officers, other than Messrs. Devine, Myers and Hall which require the Company, among other things, to provide severance benefits to each officer upon termination of the officer's employment by the Company without cause or by the officer for good reason if the termination is in connection with, or within one year after, the occurrence of a change of control of the Company. These benefits consist of (1) continuation of base salary and benefits for up to 12 months following termination of the officer, and (2) a lump-sum payment, payable upon termination, in an amount equal to the bonus that the officer would have received if the officer had been employed during the 12 months following termination. In addition, in the event of a change in control, all of the officers' rights to exercise options held by the officer at the time of the change in control will vest and become immediately exercisable.

Compensation Committee Interlocks and Insider Participation

        None of the Company's executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on the Company's board of directors or compensation committee. None of the members of the Company's compensation committee at any time has been one of the Company's officers or employees.

COMPENSATION COMMITTEE REPORT

        The following is a report of the compensation committee of the board of directors describing the compensation policies applicable to the Company's executive officers during the fiscal year ended February 1, 2003. The compensation committee currently consists of Messrs. Danhakl, Day, Duddles and Price. The independent subcommittee of the compensation committee that is responsible for administering the Incentive Plan and the Bonus Plan currently consists of Messrs. Day and Duddles, each of whom is a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act and an "outside director" within the meaning of Section 162(m) of the Code.

        The committee is responsible for establishing and monitoring the general compensation policies and compensation plans of the Company, as well as the specific compensation levels for executive officers. The independent subcommittee of the compensation committee is responsible for administering the Incentive Plan and presently is the Bonus Committee for purposes of administering the Bonus Plan. Prior to the formation of the independent subcommittee in 2002, the full board of directors was responsible for adminstering the Incentive Plan. Executive officers who also are directors have not participated in deliberations or decisions involving their own compensation.

Compensation Policy and Philosophy

        Under the supervision of the committee, the Company's compensation policy is designed to attract, motivate and retain qualified key executives critical to the Company's growth. It is the objective of the Company to have a portion of each executive officer's compensation dependent upon the Company's performance as well as upon the executive officer's individual performance. The committee considers the total compensation of each executive officer in establishing each element of compensation. All incentive compensation plans are reviewed periodically to ensure they meet the current strategies and needs of the Company. The summary below describes in more detail the factors that the committee considers in establishing the primary components of the compensation package provided to the executive officers.

        Base Salary.    Base salaries for executive officers are established on the basis of the individual's qualifications and relevant experience, their contribution and performance, and the compensation levels of executive officers at similar companies, subject to the requirements of any employment agreement to which an executive officer is a party. Base salaries are generally set at or slightly above the median level in the Company's industry, and are reviewed annually.

        Annual Cash Bonuses.    The committee believes that a substantial portion of the annual compensation of each executive officer should be in the form of incentive pay to motivate and reward executive officers of the Company to produce results that increase stockholder value and to encourage individual and team behavior that helps the Company achieve both short and long-term corporate objectives. The annual incentive component of pay is at risk and tied to specific performance measures. The committee establishes the annual incentive opportunity for each executive officer in relation to his or her base salary. An executive officer's bonus may be above or below his or her target incentive opportunity, depending on the level of overall performance. An executive officer's annual incentive pay may be determined in accordance with the Bonus Plan, as more fully described under "Proposal 2—Approval of PETCO Animal Supplies, Inc. Executive Incentive Bonus Plan," in which case the Bonus Committee will determine the executive officer's annual incentive pay in accordance with the Bonus Plan.

        Performance objectives for fiscal 2002 were based primarily on financial results, thus establishing a direct link between executive pay and Company performance. In fiscal 2002, the Company's performance met the objectives set by the committee, resulting in an increase in each of the executive officer's base salary, and cash incentive awards that were commensurate with such performance and consistent with prior years.

        Long-Term Incentives.    The Company's long-term incentives will be primarily in the form of stock option awards. In addition, the Company's Incentive Plan provides for a number of other stock-based compensation awards, including stock appreciation rights, restricted stock, deferred stock, dividend equivalents, performance awards, stock payments and other stock-related benefits. The objective of these awards is to align closely executive interests with the longer term interests of stockholders. These awards, which are at risk and dependent on the creation of incremental stockholder value, represent a significant portion of the total compensation opportunity provided for the executive officers. Award sizes are based on individual performance, level of responsibility and the executive officer's potential to make significant contributions to the Company. Long-term incentives granted in prior years are also taken into consideration. During fiscal 2002, no stock options or other stock-based compensation awards were granted to the Company's executive officers.

Compensation for the Chief Executive Officer

        The committee believes that the total compensation of the Chief Executive Officer is largely based upon the same policies and criteria used for other executive officers of the Company, as well as chief executive officers at comparable companies. Accordingly, each year the committee reviews Mr. Devine's compensation arrangement, his individual performance and contributions to the Company during the fiscal year under review, the Company's performance, and the major accomplishments and reported base salary information for the chief executive officers at comparable companies. Based on these factors, and consistent with the terms of Mr. Devine's employment agreement, in fiscal 2002 the committee determined that Mr. Devine would receive a base salary of $700,000 and a bonus of $913,678. Mr. Devine was not granted any options during fiscal 2002. The committee believes that the Company's and Mr. Devine's performance in fiscal 2002 met the objectives set by the committee, and that Mr. Devine's compensation, including salary and bonus, is at a level competitive with chief executive officer compensation at comparable companies.

Internal Revenue Code Section 162(m)

        Section 162(m) of the Code generally limits the tax deductions a public corporation may take for compensation paid to its named executive officers to $1 million per executive per year. Performance-based compensation tied to the attainment of specific goals is excluded from the limitation. The Company's stockholders have previously approved the Incentive Plan, qualifying awards under the Incentive Plan as performance-based compensation exempt from the Section 162(m) limits, and the board of directors is currently seeking approval of the Bonus Plan to qualify awards under the Bonus Plan as performance-based compensation exempt from the Section 162(m) limits. The independent subcommittee of the compensation committee, which subcommittee presently is the Bonus Committee under the Bonus Plan, is responsible for approving awards under the Incentive Plan and the Bonus Plan that are intended to qualify as performance-based compensation exempt from the Section 162(m) limits. The committee intends to evaluate the Company's executive compensation policies and benefit plans during the coming year to determine whether additional actions to maintain the tax deductibility of executive compensation are in the best interest of the Company's stockholders.

                      COMPENSATION COMMITTEE

                      John G. Danhakl
                      Julian C. Day
                      Charles W. Duddles
                      William S. Price III

PERFORMANCE GRAPH

        The following graph compares the cumulative total stockholder return on the Company's common stock during fiscal 2002 (commencing on February 22, 2002, the date on which the Company completed the initial public offering of its common stock) to the cumulative return over such period of the Standard & Poor's ("S&P") Industry Group Index(1) and the S&P 500 Index(2). The graph assumes that $100 was invested in the Company's common stock and in each of the comparative indices on February 22, 2002, and the reinvestment of any dividends. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

	02/22/02	05/04/02	08/03/02	11/02/02	02/01/03
PETCO Animal Supplies, Inc.	100.00	124.50	84.81	123.75	105.05
S&P Industry Group Index	100.00	108.04	87.04	91.76	84.91
S&P 500 Index	100.00	97.47	82.85	80.88	78.50
(1)
The S&P Industry Group Index was prepared by Media General Financial Services and includes selected specialty store retailers.

(2)
The S&P 500 Index was prepared by Media General Financial Services and includes a representative sample of leading companies in leading industries.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Recapitalization Transaction

        On October 2, 2000, the Company completed a recapitalization with BD Recapitalization Holdings LLC, an entity controlled by Leonard Green & Partners, L.P. and its affiliates, which we refer to collectively as Leonard Green, and TPG Partners III, L.P. and its affiliates, which we refer to collectively as Texas Pacific Group, the sponsors of the transaction, in a transaction valued at approximately $600 million. In the recapitalization, each issued and outstanding share of the Company's common stock was cancelled and converted into the right to receive $22.00 per share in cash, with the exception of an aggregate of 134,351 shares retained by five members of the Company's management. The Company also issued an aggregate of $195.0 million of the Company's common stock and preferred stock and an aggregate of $120.0 million of senior subordinated debt, entered into a $350.0 million senior credit facility, retired debt under the Company's then existing credit facility and repurchased all of the Company's outstanding common stock other than the 134,351 shares retained by management for an aggregate price of approximately $463.4 million. Net proceeds from the issuance of new shares of common stock in the recapitalization were approximately $15.9 million. As a result of stock splits the Company has effected since the recapitalization transaction, the 134,351 retained shares now represent 5,911,444 shares of common stock.

Stockholders Agreement

        On October 2, 2000, the Company entered into a stockholders agreement with each of the Company's then stockholders. The stockholders agreement provided for a number of rights which expired upon the closing of the Company's initial public offering, including director nomination rights, rights of first option and first offer, subscription rights and drag-along rights. The parties to the stockholders agreement amended and restated the stockholders agreement in connection with the Company's initial public offering. Under the terms of the amended and restated stockholders agreement, the Company has the right to purchase shares held by an employee who is a party to the stockholders agreement upon that employee voluntarily terminating employment with the Company. The shares subject to this purchase right decrease in two or three equal annual installments, based on the employee's term of employment with the Company.

        Under the amended and restated stockholders agreement, some of the Company's stockholders, including Leonard Green and Texas Pacific Group, may demand that the Company file a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), covering some or all of the stockholder's registrable securities. In addition, if the Company proposes to register any of the Company's equity securities under the Securities Act, other than in connection with a demand registration or other excluded registration, these stockholders may require the Company to include all or a portion of their registrable securities in the registration and in any related underwriting. In an underwritten offering, the managing underwriter, if any, has the right, subject to specified conditions, to limit the number of registrable securities. In general, the Company will bear all fees, costs and expenses of registrations, other than underwriting discounts and commissions.

Securityholders Agreement

        On October 2, 2000, the Company entered into a securityholders agreement with each of the Company's then securityholders. The securityholders agreement provided for a number of rights which expired upon the closing of the Company's initial public offering, including rights of first option, subscription rights and drag-along rights. The parties to the securityholders agreement amended and restated the securityholders agreement in connection with the Company's initial public offering. Under the terms of the amended and restated securityholders agreement, the Company has the right to purchase shares held by an employee who is a party to the securityholders agreement upon that employee voluntarily terminating employment with the Company. The shares subject to this purchase right decrease in two or three equal annual installments, based on the employee's term of employment with the Company.

Management Services Agreement

        On October 2, 2000, the Company entered into a ten year management services agreement with Leonard Green and Texas Pacific Group, who acted as the managers under the agreement. Under the management services agreement, the managers provided management, consulting and financial planning services and transaction-related financial advisory and investment banking services to the Company and its subsidiaries. The Company paid a one-time structuring fee of $8.0 million to the managers in October 2000 under the agreement. The managers received an annual fee of approximately $3.1 million as compensation for the general services they provided under the management services agreement and normal and customary fees for transaction-related services, and were reimbursed for out-of-pocket expenses. Shortly after the closing of the Company's initial public offering, the Company paid Leonard Green and Texas Pacific Group an aggregate amount of approximately $12.5 million to terminate the management services agreement.

Indebtedness of Directors and Officers

        On October 25, 2000, the Company made a loan to James M. Myers, the Company's Executive Vice President, Chief Financial Officer and a director, in the aggregate principal amount of $85,000. The Company made this loan to Mr. Myers to fund the exercise of his remaining stock options and to pay certain taxes in connection with the exercise of these options. This loan was evidenced by a secured promissory note bearing interest at the rate of 6.22%, compounded annually. As of January 13, 2003, the date Mr. Myers repaid the loan, including principal and accrued interest, the outstanding balance of the loan was $97,210. On January 11, 2002, the Company made a loan to Frederick W. Major, the Company's Senior Vice President, Information Systems, in the aggregate principal amount of $85,171. The Company made this loan to Mr. Major to fund the exercise of his vested stock options and to pay certain taxes in connection with the exercise of these options. This loan is evidenced by a secured promissory note which matures on January 11, 2005 and bears interest at the rate of 6.00%, compounded annually, and is payable at maturity. As of April 11, 2003, the outstanding balance of the loan was $91,632, inclusive of accrued interest. As of July 30, 2002, the Company no longer makes new loans, and will not make any material modification (as construed under the Sarbanes-Oxley Act of 2002) to any existing loans, to any executive officer or director.

Receipt of Proceeds from the Initial Public Offering

        Upon completion of the Company's initial public offering, the Company redeemed all of the outstanding shares of its preferred stock. Leonard Green and Texas Pacific Group each beneficially owned 51,081.5 shares of the Company's series A preferred stock and 36,000 shares of the Company's series B preferred stock. Julian Day, one of the Company's directors, owned 54 shares of the Company's series A preferred stock and 38 shares of the Company's series B preferred stock. As a result of their ownership of preferred stock, Leonard Green and Texas Pacific Group each received approximately $110.8 million and Julian Day received approximately $0.1 million upon the redemption of the preferred stock.

INDEPENDENT AUDITORS

        The audit committee of the board of directors has selected KPMG LLP as the Company's independent auditors for the fiscal year ending January 31, 2004. Representatives of KPMG LLP are expected to be present at the annual meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        Audit Fees.    The aggregate audit fees billed by KPMG LLP for the audit of the Company's financial statements for the fiscal year ended February 1, 2003 and for the review of the Company's interim fiscal 2002 financial statements were $244,500. Aggregate audit fees billed by KPMG LLP for the audit of the Company's financial statements for the fiscal year ended February 2, 2002 were $174,000.

        Audit-Related Fees.    The aggregate audit-related fees billed by KPMG LLP for the fiscal year ended February 1, 2003 were $412,700, which pertained to assistance with the Company's initial public offering and Securities and Exchange Commission filings, and consultations on the implementation of new accounting standards. The aggregate audit-related fees billed by KPMG LLP for the fiscal year ended February 2, 2002 were $97,600, which pertained to the Company's 401(k) plan audit.

        Tax Fees.    During the fiscal years ended February 1, 2003 and February 2, 2002, the aggregate fees billed by KPMG LLP for professional tax consulting services were $184,195 and $40,285, respectively, which pertained to tax planning for the acquisition of certain assets of Petopia.com and the termination of the Company's relationship with Canadian Petcetera Limited Partnership. During the fiscal years ended February 1, 2003 and February 2, 2002, the aggregate fees billed by KPMG LLP for professional tax compliance services were $113,848 and $12,810, respectively

        All Other Fees.    There were no other fees billed by KPMG LLP for any other services during the fiscal years ended February 1, 2003 and February 2, 2002.

        Audit Committee Policies and Procedures for Pre-Approval of Audit and Permissible Non-Audit Services. Except as permitted under the de minimus exception for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act and any rules of the Securities and Exchange Commission thereunder, the audit committee will pre-approve the hiring or retention of the independent auditors for any audit-related services or permitted non-audit services, and will approve the fees to be paid to the independent auditors and any other terms of the engagement of the independent auditors. The audit committee may delegate to one or more designated members of the audit committee the authority to grant the required pre-approvals, provided that such approvals are presented to the audit committee at a subsequent meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

        To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended February 1, 2003, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except that Messrs. Coslet, Laffer and Price and TPG Advisors III, Inc. did not timely file their respective Form 3s.

OTHER MATTERS

        The board of directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                      By Order of the Board of Directors,

                      James M. Myers
                      Secretary

May 16, 2003

        A copy of the Company's Annual Report on Form 10-K for the fiscal year ended February 1, 2003, filed with the Securities and Exchange Commission, is available without charge upon written request to: Investor Relations, PETCO Animal Supplies, Inc., 9125 Rehco Road, San Diego, California 92121.

Appendix A

PETCO Animal Supplies, Inc.
Charter of the Audit Committee of the Board of Directors

This Audit Committee Charter (this "Charter") was adopted by the Board of Directors (the "Board") of PETCO Animal Supplies, Inc. (the "Company") on March 12, 2003.

I.    Audit Committee Purpose

The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

  •
  Monitor the integrity of the Company's financial reporting process and systems of internal controls related to finance, accounting and legal compliance.

  •
  Monitor the independence and performance of the Company's independent auditors

  •
  Provide an avenue of communication among independent auditors, internal auditors, management and the Board

The Audit Committee has direct access to the independent auditors, internal auditors and to any personnel within the Company it deems appropriate from time to time. The Audit Committee has the authority to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

The Audit Committee's responsibility is limited to oversight. Although the Audit Committee has the responsibilities set forth in this Charter, it is not the responsibility of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements and disclosure are complete and accurate and are in accordance with generally accepted accounting principles ("GAAP") and applicable laws, rules and regulations. These are the responsibilities of management and the independent auditors.

Further, auditing literature, particularly Statement of Accounting Standards No. 71, defines the term "review" to include a particular set of required procedures to be undertaken by independent auditors. The members of the Audit Committee are not independent auditors, and the term "review" as used in this Charter is not intended to have that meaning and should not be interpreted to suggest that the Audit Committee members can or should follow the procedures required of auditors performing reviews of financial statements.

PETCO Animal Supplies, Inc.
Charter of the Audit Committee of the Board of Directors

II.    Audit Committee Composition and Meetings

Audit Committee members shall meet the requirements, including the independence standards, of The Nasdaq Stock Market ("Nasdaq"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Securities and Exchange Commission ("SEC"). The Audit Committee shall be comprised of three or more independent, non-employee directors, each of whom shall be appointed by the Board and serve at the discretion of the Board. Each Committee member must be able to read and understand fundamental financial statements, including a company's balance sheet, income statement, and cash flow statement. At least one Audit Committee member must be an "audit committee financial expert," in accordance with the requirements of Nasdaq and the definition adopted by the SEC.

1.
The Audit Committee shall meet at least once during each fiscal quarter, with authority to convene additional meetings as circumstances require.

2.
The Audit Committee members shall appoint a chair of the Audit Committee (the "Chair").

3.
The Chair shall prepare and / or approve an agenda in advance of each meeting.

4.
The Audit Committee shall have the authority to establish its own rules and procedures consistent with the bylaws of the Company for notice and conduct of its meetings should the Audit Committee, in its discretion, deem it desirable to do so.

5.
The Audit Committee shall meet privately in executive session periodically with each of management, the independent auditors, internal auditors, and as a committee to discuss any matters that the Audit Committee or each of these groups believe should be discussed.

6.
The Audit Committee may include in its meetings members of the Company's financial management, other financial personnel employed or retained by the Company and any other persons whose presence the Audit Committee believes to be necessary or appropriate.

7.
The Audit Committee will make itself available to the independent auditors, to discuss any significant findings based upon the auditors' quarterly review procedures. The Audit Committee will expect the independent auditors to communicate to the Chair in the event of the need for such a meeting.

PETCO Animal Supplies, Inc.
Charter of the Audit Committee of the Board of Directors

III.    Audit Committee Responsibilities and Duties

Review Procedures:

1.
The Audit Committee shall review and reassess the adequacy of this Charter at least annually, submit any recommended changes to the Board for its consideration and have the Charter published in accordance with SEC regulations.

2.
The Audit Committee shall review and discuss with management the Company's annual audited financial statements and Form 10-K prior to filing. Based on such review and discussion, and based on the disclosures received from and discussions with the independent auditors regarding their independence and other matters required by this Charter to be discussed with the independent auditors, the Audit Committee shall determine whether to recommend to the Board that the audited financial statements be included in the Form 10-K for the fiscal year subject to the audit.

3.
Periodically, the Audit Committee shall consider the integrity of the Company's financial reporting processes and controls.

4.
The Audit Committee shall review and consider significant findings prepared by the independent auditors together with management's responses.

5.
The Audit Committee shall review with management and the independent auditors any significant matters identified as a result of the independent auditors' interim review procedures prior to the filing of each Form 10-Q.

6.
If communicated by the independent auditors, the Audit Committee shall discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with Statement of Auditing Standards No. 61.

Independent Auditors:

7.
The independent auditors are ultimately accountable to the Audit Committee and the Board. The Audit Committee shall review the performance of the auditors and annually recommend to the Board the appointment of the independent auditors or approve any discharge of auditors where circumstances warrant. The Audit Committee shall be directly responsible and have sole authority for the appointment, compensation, retention and oversight of the work of the independent auditors (including resolution of any disagreements between Company management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company, and the independent auditors shall report directly to the Audit Committee. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditors for the purpose of rendering or issuing an audit report.

8.
The Audit Committee shall receive from the independent auditors, at least annually, a written statement delineating all relationships between the independent auditors and the Company, consistent with the Independence Standards Board Standard 1. The Audit Committee shall actively engage in a dialogue with the independent auditors with respect to any disclosed relationships or services that, in the view of the Audit Committee, may impact the objectivity and independence of the independent auditors and will recommend that the Board take any appropriate action in response to the independent auditors' report to satisfy itself of the independence of the independent auditors.

9.
Except as permitted under the de minimus exception for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act and any rules of the SEC thereunder, the Audit Committee shall pre-approve the hiring or retention of the independent auditors for any audit related services (including comfort letters and statutory audits) or permitted non-audit services and shall approve the fees to be paid to the independent auditors and any other terms of the engagement of the independent auditors. The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to grant the required pre-approvals, provided that such approvals are presented to the Audit Committee at a subsequent meeting.

10.
The Audit Committee shall review the independent auditors' audit plan annually, including their plan for quarterly reviews; such plan may include scope, staffing, locations, reliance upon management, general audit approach and proposed fees and will be presented for review by the independent auditors at a time specified by the Audit Committee.

11.
The Audit Committee shall confirm with the independent auditors that the independent auditors are in compliance with the partner rotation requirements established by the SEC.

12.
Prior to the release of year-end earnings, the Audit Committee will discuss the results of the audit with the independent auditors and any required communications to be made to the Audit Committee as determined by the independent auditors.

13.
The Audit Committee shall, if applicable, consider whether the independent auditors' provision of any permitted information technology services or other non-audit services to the Company is compatible with maintaining the independence of the independent auditors.

14.
The Audit Committee shall discuss with the independent auditors the report that such auditors are required to make to the Audit Committee regarding: (A) all accounting policies and practices to be used that the independent auditors identify as critical; (B) all alternative treatments within GAAP for policies and practices related to material items that have been discussed among management and the independent auditors, including the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors; and (C) all other material written communications between the independent auditors and management of the Company, if any.

Internal Audit Services:

15.
The Audit Committee shall review at least annually with management and the Chief Audit Executive (CAE) the Internal Audit Services Charter and the plans, activities, staffing and organizational structure of the internal audit function.

16.
The Audit Committee will approve the appointment or termination of the CAE, ratify the annual budget for the CAE function and ratify CAE performance and compensation on an annual basis.

17.
Management shall furnish to the Audit Committee a copy of each significant audit report prepared by the CAE and any responses from management.

18.
The Audit Committee shall, at its discretion, meet with the CAE to discuss any reports prepared by the CAE or any other matters brought to their attention by the CAE.

19.
The CAE shall have unfettered access to the Audit Committee.

Other:

20.
On at least an annual basis, review with management any legal matters that could have a significant impact on the Company's financial statements, the Company's compliance with applicable laws and regulations and inquiries, if any, received from regulators or government agencies.

21.
The Audit Committee shall review all related party transactions on an ongoing basis and all such transactions must be approved by the Audit Committee.

22.
Provide the report required by Item 306 of Regulation S-K of the SEC.

23.
The Audit Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters. The Audit Committee shall also establish procedures for the confidential and anonymous submission by employees regarding questionable accounting or auditing matters.

24.
Maintain minutes of meetings and periodically report to the Board on significant results of the foregoing activities.

25.
Perform any other activities consistent with this Charter, the Company's bylaws and governing law, as the Audit Committee or the Board deems necessary or appropriate.

Appendix B

PETCO ANIMAL SUPPLIES, INC.
EXECUTIVE INCENTIVE BONUS PLAN

        PETCO Animal Supplies, Inc., a Delaware corporation (the "Company"), hereby adopts the PETCO Animal Supplies, Inc. Executive Incentive Bonus Plan (the "Plan"), effective as of March 12, 2003, subject to approval of the Plan by the stockholders of the Company.    The objectives of the Plan are to motivate and reward executives to produce results that increase stockholder value and to encourage individual and team behavior that helps the Company achieve both short and long-term corporate objectives.

ARTICLE I.

DEFINITIONS

        Section 1.1—Base Compensation.    "Base Compensation," with respect to a fiscal year, shall mean the Participant's rate of annual base salary as in effect as of the last day of such fiscal year and shall exclude moving expenses, bonus pay and other payments which are not considered part of annual base salary.

        Section 1.2—Code.    "Code" shall mean the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein shall be deemed to include a reference to the regulations promulgated under such section.

        Section 1.3—Disability.    "Disability" shall mean a permanent and total disability, within the meaning of Section 22(e)(3) of the Code.

        Section 1.4—Executive Officer.    "Executive Officer" shall mean a person who holds any one of the following positions with the Company: (a) Chief Executive Officer, (b) Chief Operating Officer, (c) Chief Financial Officer, (d) Senior Vice President (including, without limitation, the Company's Senior Vice President—Human Resources and Administration, Senior Vice President—Merchandising, Senior Vice President—Information Systems, Senior Vice President—Operations, and Senior Vice President—Business Development), or (e) any other officer of the Company who is subject to Section 16(a) of the Securities Exchange Act of 1934, as amended.

        Section 1.5—Participant.    "Participant" shall mean, with respect to any fiscal year during the term of the Plan, an Executive Officer selected by the Committee to participate in the Plan in accordance with Section 2.2 hereof.

ARTICLE II.

BONUS AWARDS

        Section 2.1—Performance Targets.    A Participant shall be eligible to earn a bonus award under the Plan based on the achievement of performance targets by the Company, as determined by the Bonus Committee (the "Committee") of the Board of Directors of the Company (the "Board") for each fiscal year of the Company. The performance targets for a fiscal year shall be based on any of the following objective business criteria, either alone or in any combination, and measured either on an absolute basis, on a relative basis, or against past Company performance, as the Committee, in its sole discretion, determines: (a) pre-tax income; (b) operating income; (c) net earnings; (d) net income; (e) cash flow; (f) earnings per share; (g) return on equity; (h) return on invested capital or assets; (i) cost reductions or savings; (j) funds from operations; (k) appreciation in the fair market value of the Company's stock; or (l) earnings before any one or more of the following items: interest, taxes, depreciation or amortization; in each case as determined in accordance with generally accepted accounting principles ("GAAP"), as in effect on the first day of such fiscal year, and which may also provide for adjustments in accordance with Section 2.3.

        Section 2.2—Bonus Awards.    Each individual who (a) is an Executive Officer as of the first day of a fiscal year and (b) who is selected by the Committee to participate in the Plan with respect to such fiscal year, shall be eligible for a bonus award with respect to such fiscal year under this Section 2.2. The Committee shall establish an objectively determinable performance target with respect to such Participant under this Section 2.2 for such fiscal year, which shall be based on one or more of the objective business criteria set forth in Section 2.1. Achievement of specified levels of the performance target will result in a bonus award to such Participant equal to a fixed dollar amount or a percentage of Base Compensation, as determined by the Committee; provided, however, that the maximum bonus award payable to any Participant with respect to any fiscal year of the Company shall not exceed $5,000,000. The Committee shall establish such specified levels of the performance target and the bonus award to be paid at each such specified level. Prior to the payment of a bonus award, the Committee shall certify in writing the level of performance attained by the Company for the fiscal year to which such bonus award relates. The Committee shall have no discretion to increase the amount of a Participant's maximum bonus award that would otherwise be payable to the Participant upon the achievement of specified levels of the performance target.

        Section 2.3—Adjustments to Performance Components.    For each fiscal year of the Company, the Committee may provide for objectively determinable adjustments to any of the performance components under Section 2.1 for one or more of the items of gain, loss, profit or expense which is (i) determined to be extraordinary or unusual in nature or infrequent in occurrence, (ii) related to the disposal of a segment of a business, (iii) related to a change in accounting principle under GAAP, (iv) related to discontinued operations that do not qualify as a segment of a business under GAAP, or (v) attributable to the business operations of any entity acquired by the Company during the fiscal year.

ARTICLE III.

PAYMENT OF BONUS AWARD

        Section 3.1—Form of Payment.    Each Participant's bonus award shall be paid in cash.

        Section 3.2—Timing of Payment.    Unless otherwise directed by the Committee, each bonus award shall be paid within 60 days after the end of the fiscal year to which such bonus award relates.

ARTICLE IV.

SECTION 162(m)

        Section 4.1—Qualified Performance Based Compensation.    The Committee, in its discretion, may determine whether a bonus award should qualify as "performance-based compensation," within the meaning of Section 162(m)(4)(C) of the Code and may take such actions as are consistent with the terms of the Plan to ensure that such bonus award will so qualify.

        Section 4.2—Performance Goals.    With respect to any bonus award which the Committee determines should qualify as "performance-based compensation," within the meaning of Section 162(m)(4)(C) of the Code, any of the performance targets described in Section 2.1, if applicable to such bonus award, shall be established in writing before the first day of the fiscal year to which such bonus award relates; provided, however, that, to the extent permitted under Section 162(m)(4)(C) of the Code and the Treasury Regulations thereunder, such performance targets may be established in writing by the Committee not later than 90 days after the commencement of the period of service to which the performance targets relate, provided that the outcome is substantially uncertain at the time the Committee actually establishes the performance targets; and, provided, further, that in no event shall the performance targets be established after 25% of the period of service

(as scheduled in good faith at the time the performance targets are established) has elapsed. No bonus award which is intended to qualify as "performance-based compensation," within the meaning of Section 162(m)(4)(C) of the Code, shall be paid to a Participant unless and until the Committee makes a certification in writing with respect to the level of performance attained by the Company for the fiscal year to which such bonus award relates, as required by Section 162(m) of the Code, and the regulations promulgated thereunder.

ARTICLE V.

TRANSFERS, TERMINATIONS AND NEW EXECUTIVE OFFICERS

        Section 5.1—Terminations.    A Participant who, whether voluntarily or involuntarily, is terminated, demoted, transferred or otherwise ceases to be an Executive Officer at any time during a fiscal year shall not be eligible to receive a partial fiscal year bonus award, except when the reason for leaving the position is for reason of death or Disability; provided, however, that with respect to a Participant who leaves for reason of death or Disability, the Committee may determine that such Participant shall not receive a partial fiscal year bonus award.

        Section 5.2—New Executive Officers.    An individual who becomes an Executive Officer during a fiscal year as a result of a transfer from a position other than as an Executive Officer to a position as an Executive Officer with the Company, or who commences employment with the Company as an Executive Officer during a fiscal year, shall, in the discretion of the Committee, be eligible for a bonus award under this Section 5.2 with respect to such fiscal year. In the event a Participant is eligible for a bonus award under this Section 5.2 for such fiscal year, the Committee shall establish an objectively determinable performance target under this Section 5.2, which shall relate to such Participant's period of service as an Executive Officer during such fiscal year, and which shall be based on one or more of the objective business criteria specified in Section 2.1. Achievement of specified levels above the performance target will result in a bonus award to such Participant equal to a fixed dollar amount or a fixed percentage of Base Compensation determined by the Committee, up to a maximum bonus award not to exceed $5,000,000, paid in accordance with Article III. The Committee shall establish such specified levels above the performance target and the bonus award to be paid at each such specified level. At the discretion of the Committee, however, the Committee may provide for objectively determinable adjustments in accordance with Section 2.3. Prior to the payment of a bonus award, the Committee shall certify in writing the level of performance attained by the Company for the fiscal year to which such bonus award relates. With respect to any bonus award under this Section 5.2 which the Committee determines should qualify as "performance-based compensation," within the meaning of Section 162(m)(4)(C) of the Code, any of the performance targets described in this Section 5.2, if applicable to such bonus award, shall be established in writing before the first day of such Participant's employment in an Executive Officer position during the fiscal year to which such bonus relates; provided, however, that, to the extent permitted under Section 162(m)(4)(C) of the Code and the Treasury Regulations thereunder, such performance targets may be established in writing by the Committee not later than 90 days after the commencement of the period of service to which the performance targets relate, provided that the outcome is substantially uncertain at the time the Committee actually establishes the performance targets; and, provided, further, that in no event shall the performance targets be established after 25% of the period of service (as scheduled in good faith at the time the performance targets are established) has elapsed. No bonus award which is intended to qualify as "performance-based compensation," within the meaning of Section 162(m)(4)(C) of the Code, shall be paid to a Participant unless and until the Committee makes a certification in writing with respect to the level of performance attained by the Company for the fiscal year to which such bonus award relates, as required by Section 162(m) of the Code, and the regulations promulgated thereunder.

ARTICLE VI.

ADMINISTRATION

        Section 6.1—Committee

        (a)   The Committee shall consist of two or more members of the Board; provided, however, that if bonus awards under the Plan are intended to qualify as "performance-based compensation," within the meaning of Section 162(m)(4)(C) of the Code, the Committee shall consist solely of two or more members of the Board who are "outside directors," within the meaning of Section 162(m) of the Code, and the regulations promulgated thereunder.

        (b)   Members of the Committee shall be appointed by and shall hold office at the pleasure of the Board. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee shall be filled by the Board.

        Section 6.2—Duties and Powers of Committee.    It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan, and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan, except that with respect to bonus awards that are intended to qualify as "performance-based compensation," within the meaning of Section 162(m)(4)(C) of the Code, the Plan shall be administered by a committee consisting solely of two or more members of the Board who are "outside directors," within the meaning of Section 162(m) of the Code, and the regulations promulgated thereunder. All actions taken and all interpretations and determinations made by the Committee or the Board in good faith shall be final and binding upon all parties.

        Section 6.3—Majority Rule.    The Committee shall act by a majority of its members in office. The Committee may act either by vote at a meeting or by a memorandum or other written instrument signed by a majority of the Committee.

ARTICLE VII.

OTHER PROVISIONS

        Section 7.1—Amendment, Suspension or Termination of the Plan.    This Plan does not constitute a promise to pay and may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board. However, to the extent required by Section 162(m) with respect to bonus awards which the Committee determines should qualify as "performance-based compensation" as described in Section 162(m)(4)(C) of the Code and except as otherwise provided in Section 2.3, no action of the Board may modify the performance targets described in Sections 2.1 if applicable to such bonus awards, after the commencement of the year with respect to which such bonus awards relate.

        Section 7.2—Approval of Plan by Stockholders.    The Plan shall be submitted for the approval of the Company's stockholders at the annual meeting of stockholders to be held on June 4, 2003. In the event that the Plan is not so approved, no bonus award shall be payable under the Plan, and the Plan shall terminate and shall be null and void in its entirety.

        Section 7.3—Bonus Awards and Other Plans.    Nothing contained in the Plan shall prohibit the Company from granting awards or authorizing other compensation to any Executive Officer under any other plan or authority or limit the authority of the Company to establish other special awards or incentive compensation plans providing for the payment of incentive compensation to the Executive Officers.

        Section 7.4—Miscellaneous.

        (a)   The Company shall deduct all federal, state and local taxes required by law or Company policy from any bonus paid to a Participant hereunder.

        (b)   In no event shall the Company be obligated to pay to any Participant a bonus award for a fiscal year by reason of the Company's payment of a bonus to such Participant in any other fiscal year.

        (c)   The rights of Participants under the Plan shall be unfunded and unsecured. Amounts payable under the Plan are not and will not be transferred into a trust or otherwise set aside. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any bonus under the Plan.

        (d)   The Company intends that certain bonus awards payable under the Plan shall satisfy and shall be interpreted in a manner that satisfies any applicable requirements as qualified "performance-based compensation" within the meaning of Section 162(m)(4)(C) of the Code. To the extent bonus awards under the Plan are intended to qualify as "performance-based compensation," within the meaning of Section 162(m)(4)(C) of the Code, any provision, application or interpretation of the Plan that is inconsistent with this intent shall be disregarded with respect to bonus awards intended to qualify as "performance-based compensation," within the meaning of Section 162(m)(4)(C) of the Code.

        (e)   Nothing contained herein shall be construed as a contract of employment or deemed to give any Participant the right to be retained in the employ of the Company, or to interfere with the rights of the Company to discharge any individual at any time, with or without cause, for any reason or no reason, and with or without notice except as may be otherwise agreed in writing.

        (f)    No rights of any Participant to payments of any amounts under the Plan shall be sold, exchanged, transferred, assigned, pledged, hypothecated or otherwise disposed of other than by will or by laws of descent and distribution, and any such purported sale, exchange, transfer, assignment, pledge, hypothecation or disposition shall be void.

        (g)   Any provision of the Plan that is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of the Plan.

        (h)   The Plan and the rights and obligations of the parties to the Plan shall be governed by, and construed and interpreted in accordance with, the law of the State of California (without regard to principles of conflicts of law).

* * *

ANNUAL MEETING OF STOCKHOLDERS OF

PETCO ANIMAL SUPPLIES, INC.

June 4, 2003

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach and mail in the envelope provided.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

					FOR	AGAINST	ABSTAIN
1.	Election of Directors—Election of three Class I Directors to serve for three years, until his successor is duly elected and qualified:		2.	Approval of the PETCO Animal Supplies, Inc. Executive Incentive Bonus Plan.	☐	☐	☐
		NOMINEES:
☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	☐ Brian K. Devine ☐ John G. Danhakl ☐ Arthur B. Laffer	3.	In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting and any and all adjournments or postponements thereof.
INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ☒

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐
Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

  PETCO ANIMAL SUPPLIES, INC.
  9125 REHCO ROAD
  SAN DIEGO, CALIFORNIA 92121

  ANNUAL MEETING OF STOCKHOLDERS
  PETCO ANIMAL SUPPLIES, INC.
  JUNE 4, 2003

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

        The undersigned hereby appoints Brian K. Devine and James M. Myers, and each or either of them, as proxy holders with power to appoint his substitute and hereby authorizes the proxy holders to represent and vote, as designated on the reverse side of this proxy card, all the shares of Common Stock of PETCO Animal Supplies, Inc. which the undersigned is entitled to vote at the annual meeting of stockholders to be held on June 4, 2003 at 10:00 a.m. local time or any adjournment or postponement thereof, upon the matters set forth in the Notice of Annual Meeting of Stockholders dated May 16, 2003 and the attached proxy statement, copies of which have been received by the undersigned, and in their discretion upon any adjournment or postponement of the meeting.

        The proxy holders are directed to vote as specified on the reverse side. Except as specified to the contrary on the reverse side, the shares represented by the proxy will be voted FOR all nominees listed and FOR Proposal 2. If any of the named nominees becomes unavailable prior to the annual meeting, the proxy will be voted for any substitute nominee or nominees designated by the board of directors.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

PETCO ANIMAL SUPPLIES, INC.

June 4, 2003

PROXY VOTING INSTRUCTIONS

MAIL—Date, sign and mail your proxy card in the envelope provided as soon as possible.
                - OR -
 TELEPHONE—Call toll-free 1-800-PROXIES from any touch-tone telephone and follow the instructions. Have your control number and proxy card available when you call.
                - OR -
INTERNET—Access "www.voteproxy.com" and follow the on-screen instructions. Have your control number available when you access the web page.	COMPANY NUMBER ACCOUNT NUMBER CONTROL NUMBER

        Please detach and mail in the envelope provided IF you are not voting via telephone or the Internet.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

					FOR	AGAINST	ABSTAIN
1.	Election of Directors—Election of three Class I Directors to serve for three years, until his successor is duly elected and qualified:		2.	Approval of the PETCO Animal Supplies, Inc. Executive Incentive Bonus Plan.	☐	☐	☐
		NOMINEES:
☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	☐ Brian K. Devine ☐ John G. Danhakl ☐ Arthur B. Laffer	3.	In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting and any and all adjournments or postponements thereof.
INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ☒

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐
Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 4, 2003
PROXY STATEMENT FOR THE 2003 ANNUAL MEETING OF STOCKHOLDERS JUNE 4, 2003
QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING
PROPOSAL 1 ELECTION OF DIRECTORS
NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS
For a Three-Year Term Expiring at the 2006 Annual Meeting of Stockholders
MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE
Term Expiring at the 2004 Annual Meeting of Stockholders
Term Expiring at the 2005 Annual Meeting of Stockholders
AUDIT COMMITTEE REPORT
PROPOSAL 2 APPROVAL OF PETCO ANIMAL SUPPLIES, INC. EXECUTIVE INCENTIVE BONUS PLAN
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION AND OTHER INFORMATION
Summary Compensation Table
Option Grants in Last Fiscal Year
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
COMPENSATION COMMITTEE REPORT
PERFORMANCE GRAPH
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
INDEPENDENT AUDITORS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER MATTERS
ARTICLE I. DEFINITIONS
ARTICLE II. BONUS AWARDS
ARTICLE III. PAYMENT OF BONUS AWARD
ARTICLE IV. SECTION 162(m)
ARTICLE V. TRANSFERS, TERMINATIONS AND NEW EXECUTIVE OFFICERS
ARTICLE VI. ADMINISTRATION
ARTICLE VII. OTHER PROVISIONS